CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of CCA Aggressive Return Fund and CCA Core Return Fund (“the Funds”) and to the use of our report dated December 13, 2012 on the statements of assets and liabilities and the related statements of operations as of December 10, 2012 of the Funds. Such financial statements appear in the Funds’ Statement of Additional Information.

   BBD, LLP

Philadelphia, Pennsylvania

December 13, 2012